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                      AMENDMENT TO PARTICIPATION AGREEMENT

     Effective May 1, 2013, the Participation Agreement (the "Agreement"), dated August 1, 1996, as amended, by and among Metropolitan Life Insurance Company ("Company"), T. Rowe Price Equity Series, Inc., T. Rowe Price Fixed Income Series, Inc., T. Rowe Price International Series, Inc. and T. Rowe Price Investment Services, Inc. (collectively, the "Parties") is hereby amended as follows:

     WHEREAS, the Parties desire to amend the Agreement to include provisions for the Fund to distribute the prospectuses of the Portfolios within the Fund pursuant to Rule 498 of the Securities Act of 1933 ("Rule 498"); and

     WHEREAS, the parties desire to set out the roles and responsibilities for complying with Rule 498,

     NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

ARTICLE III. Prospectuses, Statements of Additional Information and Proxy
             ------------------------------------------------------------
Statements; Voting Section 3.7 of the Agreement is hereby added as follows:
------------------

     3.7  Summary Prospectus
          ------------------

          3.7(a) Definitions. For purposes of this Section 3.7, the terms
                 ------------
     "Summary Prospectus" and "Statutory Prospectus" shall have the same meaning ascribed to them in Rule 498 of the 1933 Act ("Rule 498")

          3.7(b) Obligations of the Portfolios.
                 ------------------------------

                 (i) The Fund shall provide the Company with copies of the Summary Prospectus, if available, in the same manner and at the same time as the Agreement requires it to provide the Company with Statutory Prospectuses.

                 (ii) The Fund shall be responsible for compliance with Rule 498(e).

                 (iii) The Fund agrees that the URL indicated on each Summary Prospectus will lead directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Portfolio documents required to be posted in compliance with Rule 498.
                        The Fund shall use its best efforts to promptly notify the Company of the non-routine unexpected interruptions in availability of this web page. The Fund agrees that the web page used for hosting Summary Prospectuses will not contain any marketing materials.

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                 (iv)   At the Company's request, the Fund will provide the
                        Company with URLs to the current Portfolio documents for use with Company's electronic delivery of Portfolio documents, or on the Company's website. The Fund will be responsible for ensuring the integrity of the URLs and for maintaining Portfolio documents on the website to which such URLs originally navigate.

                 (v) The Company shall be permitted, but not required, in its sole discretion to post a copy of each Portfolio's Statutory Prospectus and/or Summary Prospectus, and any supplements thereto, SAI, and any supplements thereto, annual reports, and semi-annual reports on the Company's website. Notwithstanding the foregoing, the Fund shall be and remain solely responsible for ensuring that the Fund complies with the requirement for hosting these documents under Rule 498.

                 (vi) If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund will use its best efforts to provide the Company with reasonable advance notice of its intent.

          3.7(c) Representations and Warranties of the Fund.
                 -------------------------------------------

                 (i) The Fund represents and warrants that the Summary Prospectuses are intended to comply in all material respects with the requirements of Rule 498 applicable to the Fund and its Portfolios.

                 (ii) The Funds represents and warrants that the web site hosting of the Summary Prospectuses is intended to comply in all material respects with the requirements of Rule 498 applicable to the Fund and its Portfolios.

                 (iii) The Fund represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(1) involving requests for additional Fund documents made directly to the Fund or one of its affiliates. The Fund further represents and warrants that any information obtained about Contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents.

                 (iv) The Fund represents and warrants that it will use commercially reasonable efforts to employ procedures consistent with industry practices designed to reduce exposure to viruses.

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     3.7(d) Representations and Warranties of the Company.
            ----------------------------------------------

            (i) The Company represents and warrants that it will be responsible for compliance with the provision of 498(f)(1) involving requests for additional Portfolio documents made by Contract owners directly to the Company or one of its affiliates.

            (ii) The Company represents and warrants that any binding together of Summary Prospectuses and/or Statutory Prospectuses will be done in compliance with Rule 498.

     3.7(e) The parties agree that the Company is not required to distribute Summary Prospectuses to Contract owners, but rather that the use of Summary Prospectuses will be at the Company's discretion. The Company agrees that it will give the Fund reasonable advance notice of its intended use of Summary Prospectuses or Statutory Prospectuses.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer.


METROPOLITAN LIFE INSURANCE COMPANY

By:    /s/ Alan C. Leland, Jr.
       ----------------------------
Name:  Alan C. Leland, Jr.
       ----------------------------
Title: Vice President
       ----------------------------
Date:     7/26/16
       ----------------------------


T. ROWE PRICE EQUITY SERIES, INC.

By:    /s/ David Oestreicher
       ----------------------------
Name:  David Oestreicher
       ----------------------------
Title: Vice President
       ----------------------------
Date:     8/10/16
       ----------------------------


T. ROWE PRICE FIXED INCOME SERIES, INC.

By:    /s/ David Oestreicher
       ----------------------------
Name:  David Oestreicher
       ----------------------------
Title: Vice President
       ----------------------------
Date:     8/10/16
       ----------------------------

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T. ROWE PRICE INTERNATIONAL SERIES, INC.

By:    /s/ David Oestreicher
       ----------------------------
Name:  David Oestreicher
       ----------------------------
Title: Vice President
       ----------------------------
Date:            8/10/16
       ----------------------------


T. ROWE PRICE INVESTMENT SERVICES, INC.

By:    /s/ Fran Pollack-Matz
       ----------------------------
Name:  Fran Pollack-Matz
       ----------------------------
Title: Vice President
       ----------------------------
Date:  03/21/2013
       ----------------------------